UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)                (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On July 6, 2005, Ceridian Corporation (the “Company”) issued a press release announcing that L. White Matthews, III joined the Board of Directors of the Company as a director on July 1, 2005.  A copy of the press release is filed as Exhibit 99.1, and is incorporated herein by reference.  In addition, on July 1, 2005, Mr. Matthews became a member of the Company’s Audit Committee.

As a director of the Company, Mr. Matthews and the Company will enter into an indemnification agreement.  A copy of the form of indemnification agreement between the Company and directors may be found in Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.  In addition, as a non-employee director of the Company, Mr. Matthews will receive compensation for his services as a director.  A summary of compensation paid to non-employee directors of the Company may be found in Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01.                                              Financial Statements and Exhibits.

(c)	Exhibits

99.1	Ceridian Corporation News Release dated July 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: July 6, 2005

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

99.1	Ceridian Corporation News Release dated July 6, 2005.	Filed electronically